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                              CAUTHORN HALE HORNBERGER
                              FULLER SHEEHAN & BECKER               EXHIBIT 5
                                   INCORPORATED                     EXHIBIT 23.1

                               ATTORNEYS AT LAW
                        ONE RIVERWALK PLACE, SUITE 620
                         700 NORTH ST. MARY'S STREET
                        SAN ANTONIO, TEXAS 78205-3508


                                 June 28, 1996


Florafax International, Inc.
8075 20th Street
Vero Beach, Florida  32966

                 Re:      Registration Statement on Form S-8
                          Management Incentive Stock Plan

Gentlemen:

         We have acted and are acting as counsel for Florafax International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-mentioned Registration Statement on Form S-8 (the "Registration Statement"), of 1,142,099 shares of the Common Stock, par value $.01 per share, of the Company issuable under the Company's Management Incentive Stock Plan (the "Plan") and Options previously issued under miscellaneous Employee Benefit Plans.

         We have examined and are familiar with the originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records and other instruments as we have deemed necessary to express the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         2. The shares of the Common Stock of the Company to be issued pursuant to the Plan will have been duly authorized and legally issued and will constitute fully paid and non-assessable shares of the Common Stock of the Company when issued in accordance with the Plan.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                               Yours very truly,


                                               Drew R. Fuller, Jr.

DRFJr/sh